BELL
SPORTS                                                              CONFIDENTIAL

TERRY G. LEE

CHAIRMAN & CHIEF EXECUTIVE OFFICER

January 28, 1998



Ms. Linda K. Bounds
Chief Financial Officer
Bell Sports
6350 San Ignacio
San Jose, CA 95119


Dear Linda:

         This letter will confirm our mutual understanding regarding your employment situation and employment agreement.

         You will continue to work in your current capacity as Chief Financial Officer until December 31, 1998, or such earlier date as the Company shall determine. The Company will begin a search for a new CFO. You will assist the new CFO during a transition period, to be determined by the Company, as long as such transition period does not extend beyond December 31, 1998.

         On December 31, 1998, or such earlier date as determined by the Company (as discussed above), you will be Terminated without Cause and become entitled to the termination benefits set forth in Section 4(d)(i) through 4(d)(v) of your Employment Agreement dated April 25, 1997. All other terms and conditions of your Employment Agreement shall continue in full force and effect. Notwithstanding the final date of termination, you will be eligible to receive your full year FY98 management bonus payment.

         Please confirm your understanding of the above by signing below and returning one (1) copy to my attention.

Sincerely,

/s/ Terry G. Lee
Terry G. Lee
Chairman & CEO


ACKNOWLEDGED AND ACCEPTED:

/s/ Linda Bounds                                       1/28/98
------------------------------                     --------------
Linda K. Bounds                                          Date
Senior Vice President & CFO

              15170 N. Hayden Rd. * Suite 1 * Scottsdale, AZ 85260
                    Ph: (602) 951-0033 * Fax: (602) 951-0511